Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS FOURTH QUARTER 2014 NET INCOME OF $251 MILLION ($1.37 PER DILUTED SHARE);
FULL YEAR NET INCOME OF $1,130 MILLION ($5.96 PER DILUTED SHARE)

Fourth Quarter Highlights

▪	Solid Commercial Franchise Performance – Combined North American Commercial Finance and Transportation & International Finance financing and leasing assets grew 12% from a year ago; Pre-tax Return on Average Earning Assets of approximately 3% included benefits from discrete asset sales;
▪	Launched TC-CIT Aviation, a joint venture with Century Tokyo Leasing – Sold approximately $300 million of aircraft to the joint venture;
▪	Partial Reversal of Tax-Related Valuation Allowance – Fourth quarter net income benefited by $44 million, $0.24 per diluted share, from reversal of the Valuation Allowance related to certain international deferred tax assets. Full year net income benefited by $419 million, $2.21 per diluted share, from Valuation Allowance reversals, including $375 million related to the U.S. federal deferred tax asset;
▪	Advanced Portfolio Repositioning – Sold U.K. corporate lending portfolio; entered into agreements to sell Brazil and Mexico businesses; transferred U.K. equipment finance portfolio to held for sale;
▪	Ongoing Capital Return – Returned $145 million of capital to shareholders through dividends and the repurchase of 2.5 million shares.

NEW YORK – January 27, 2015 – CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, today reported net income of $251 million, $1.37 per diluted share, for the fourth quarter of 2014, compared to net income of $130 million, $0.65 per diluted share, for the year-ago quarter. Income from continuing operations for the fourth quarter was $252 million, $1.37 per diluted share compared to $123 million, $0.61 per diluted share in the year-ago quarter.

Net income for the year ended December 31, 2014 was $1,130 million, $5.96 per diluted share, compared to $676 million, $3.35 per diluted share, for the year ended December 31, 2013. Income from continuing operations for the year ended December 31, 2014 was $1,078 million, $5.69 per diluted share, compared to $644 million, $3.19 per diluted share for the year ended December 31, 2013. Net income for the year ended December 31, 2014 included $419 million, $2.21 per diluted share, of income tax benefits associated with the partial reversals of the valuation allowances on certain domestic and international deferred tax assets.

"We made good progress in 2014 building our commercial franchise," said John Thain, Chairman and Chief Executive Officer. "In addition to growing our assets organically, we made two key acquisitions that will strengthen our commercial franchises and improve returns. Our focus on increasing shareholder value was reflected in the repurchase of more than $775 million of common shares and the increase in our dividend. In 2015,

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we will continue to build long-term value by focusing on closing and integrating the acquisition of OneWest Bank, returning additional capital to our shareholders, and meeting the financing needs of our small and middle market customers."

Summary of Fourth Quarter Financial Results from Continuing Operations

All references in this section relate to continuing operations and therefore do not include any of the assets or results of operations of the discontinued operation.

Income from continuing operations of $252 million includes a $44 million reversal of an international tax-related valuation allowance. Income from continuing operations also reflects benefits from the sale of approximately $800 million of assets in our Commercial franchises that benefited other income, provision for credit losses and net finance margin, and $14 million in after-tax costs from our portfolio repositioning activities.

Total assets from continuing operations1 at December 31, 2014 were $47.9 billion, up from $46.5 billion at September 30, 2014, and $43.3 billion at December 31, 2013. Financing and leasing assets in North American Commercial Finance and Transportation & International Finance were $35.3 billion, a slight decrease from September 30, 2014 reflecting a high level of prepayments and asset sales, and up $3.9 billion (12%) from a year ago reflecting strong origination volumes and the acquisitions of Direct Capital and Nacco. The Non-Strategic Portfolios declined by approximately $0.2 billion from September 30, 2014 to $0.4 billion, and by $0.9 billion from a year ago, reflecting portfolio run off and asset sales, including the sale of the Small Business Lending portfolio in June 2014. Total loans of $19.5 billion decreased $0.3 billion from September 30, 2014 but increased by $0.9 billion from a year ago. Operating lease equipment decreased $0.3 billion from September 30, 2014 but increased $1.9 billion from a year ago to $14.9 billion. Cash and securities of $9.3 billion were up $1.7 billion from September 30, 2014 and $0.6 billion from December 31, 2013.

Net finance revenue2 was $373 million, improved from $325 million in the year-ago quarter and $365 million in the prior quarter. Average earning assets were $34.3 billion in the current quarter, up from $30.8 billion in the year-ago quarter and unchanged from the prior quarter. Net finance revenue as a percentage of average earning assets (“net finance margin”) was 4.34%, compared to 4.23% (4.29% excluding the impact of debt redemptions3) in the year-ago quarter and 4.26% in the prior quarter reflecting strong equipment utilization, a higher level of interest recoveries and the benefit of suspended depreciation on operating lease equipment held for sale, partially offset by portfolio re-pricing.

1 Total assets from continuing operations is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

2 Net finance revenue, finance margin and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

3 Debt redemption impacts include accelerated FSA net discount/(premium) accretion and accelerated original issue discount. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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Other income of $116 million decreased from $128 million in the year-ago quarter but increased from $24 million in the prior quarter. The current quarter includes elevated benefits from asset sales, including a $30 million gain on the sale of aircraft to the joint venture and a $11 million gain from the sale of the U.K. corporate lending portfolio, partially offset by $17 million of impairments on assets held for sale on portfolios we are exiting. The current quarter also reflects a $9 million benefit from the repayment of a small number of problem loans and higher gains on investments, which includes $13 million from investment securities sold to comply with the Volcker Rule. In addition, there was an $11 million negative mark-to-market on the TRS derivative. The prior quarter included $46 million of aggregate impairment charges on Non-Strategic Portfolio assets as well as a $13 million negative mark-to-market on the TRS derivative while the year-ago quarter reflected net benefits from the Dell Europe portfolio sale and other elevated business activity.

Operating expenses were $249 million compared to $284 million in the year-ago quarter and $235 million in the prior quarter. Excluding restructuring costs4, operating expenses were $242 million, or 2.82% of average earning assets (AEA), compared to $266 million (2.87%) in the year-ago quarter and $225 million (2.63%) in the prior quarter. The decrease from the year-ago quarter reflects a $45 million tax agreement settlement related expense in the fourth quarter of 2013, while the increase in operating expenses from the prior quarter also reflects higher compensation costs, including the addition of Direct Capital for a full quarter, higher deposit costs and costs related to our strategic initiatives. In addition, we recorded a $3 million debt extinguishment charge in the fourth quarter. Headcount at December 31, 2014 was approximately 3,360, up from 3,240 a year ago, driven by the Direct Capital and Nacco acquisitions, and up slightly from 3,330 at September 30, 2014.

The provision for income taxes was a benefit of $28 million in the current quarter driven largely by the reversal of a $44 million valuation allowance on certain international deferred tax assets. Income tax expense was $29 million in the year-ago quarter, which included a $13 million discrete charge, and a benefit of $401 million in the prior quarter, reflecting a $375 million reversal of the U.S. Federal valuation allowance and a $30 million benefit related to the acquisition of Direct Capital. Excluding the impact of discrete items, the provision for income taxes reflects net tax expense on state and international earnings.

Credit and Allowance for Loan Losses

Credit metrics remain at or near cycle lows. Non-accrual loans decreased to $161 million, or 0.82% of finance receivables, at December 31, 2014 from $201 million (1.02%) at September 30, 2014 and $241 million (1.29%) at December 31, 2013. The decrease from the prior quarter was primarily in North American Commercial Finance while the decline from the year-ago quarter was in both North American Commercial Finance and Non-Strategic Portfolios.

4 Operating expenses excluding restructuring costs is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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The provision for credit losses was $15 million, compared to $14 million in the year-ago quarter and $38 million in the prior quarter. The decrease from the prior quarter is primarily due to the reversal of specific reserves, $12 million of which related to the resolution of one account in North American Commercial Finance. Net charge-offs were $23 million, or 0.47% of average finance receivables (AFR), versus $15 million (0.32%) in the year-ago quarter and $19 million (0.39%) in the prior quarter. Net charge-offs in Transportation & International Finance were $8 million, (0.84% of AFR) which includes $6 million on receivables transferred to Assets Held for Sale (AHFS), compared to $12 million (1.40%) in the year-ago quarter and $4 million (0.44%) in the prior quarter. Net charge-offs in North American Commercial Finance totaled $15 million (0.38%), compared to net recoveries of $2 million in the year-ago quarter and net charge-offs of $16 million (0.40%) in the prior quarter, which included $11 million from charge-offs on receivables transferred to AHFS. Non-Strategic Portfolios had no net charge-offs in the current quarter, compared to $6 million in the year-ago quarter, which was impacted by $4 million related to the transfer of receivables to AHFS, and a small net recovery in the prior quarter.

The allowance for loan losses was $346 million (1.78% of finance receivables) at December 31, 2014, compared to $358 million (1.81%) at September 30, 2014 and $356 million (1.91%) at December 31, 2013. Specific reserves were $12 million at December 31, 2014, compared to $26 million at September 30, 2014 and $30 million at December 31, 2013.

Capital and Funding

Preliminary Tier 1 and Total Capital ratios at December 31, 2014 were 14.5% and 15.2%, respectively, relatively flat when compared to 14.3% and 15.0% in the prior quarter and down from 16.7% and 17.4% at December 31, 2013. The change from the year-ago quarter reflects an increase in risk-weighted assets due to higher order book commitments and asset growth and, to a lesser extent, a decline in regulatory capital resulting from goodwill and intangibles recorded with the Direct Capital and Nacco acquisitions. Preliminary risk-weighted assets totaled $55.5 billion at December 31, 2014, down slightly from the prior quarter and up from $50.6 billion at December 31, 2013. Book value per share at December 31, 2014 grew to $50.13 from $49.10 at September 30, 2014 and $44.78 at December 31, 2013. Tangible book value per share5 at December 31, 2014 increased to $46.83 from $45.87 at September 30, 2014 and $42.98 at December 31, 2013. The increases in book value and tangible book value primarily reflected our net income, including the partial reversals of the valuation allowance.

Cash and investment securities totaled $8.9 billion at December 31, 2014, and were comprised of $7.1 billion of cash, $0.7 billion of reverse repurchase securities and $1.1 billion of other short-term investment securities, compared to $7.2 billion at September 30, 2014 and $7.5 billion at December 31, 2013. Cash and investment securities at December 31, 2014 consisted of $3.4 billion related to the bank holding

5 Tangible book value and tangible book value per share are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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company, of which $1.2 billion will be used to repay unsecured debt maturing in February 2015, and $3.7 billion at CIT Bank (including $0.1 billion of restricted cash), with the remainder comprised of cash at operating subsidiaries and other restricted balances of approximately $0.9 billion each. CIT had approximately $1.4 billion of unused and committed liquidity under a $1.5 billion revolving credit facility at December 31, 2014.

Deposits grew approximately $1.4 billion from the prior quarter, and $3.3 billion from December 31, 2013, to $15.8 billion. At December 31, 2014, deposits represented approximately 46% of CIT Group funding, with unsecured and secured borrowings comprising 35% and 19% of the funding mix, respectively, reflecting the ongoing shift from unsecured borrowings to deposit funding. The weighted average coupon rate on outstanding deposits and long-term borrowings in continuing operations was 3.11% at December 31, 2014, compared to 3.16% at September 30, 2014 and 3.33% at December 31, 2013.

During the fourth quarter, CIT Bank closed a $750 million equipment lease securitization that had a weighted average coupon of 1.37% and was secured by U.S. equipment finance receivables. On November 12, 2014, CIT repurchased $300 million of its 4.75% unsecured notes maturing in February 2015, and recorded a $3 million loss on extinguishment, leaving $1.2 billion outstanding at December 31, 2014.

During the quarter, we returned $145 million in capital to our shareholders including $28 million in dividends and $117 million from repurchases of 2.5 million common shares, bringing the total capital returned in 2014 to $870 million, consisting of $95 million in dividends and repurchases of approximately $775 million of over 17 million shares at an average price of $45.42.

During January 2015, the Board approved a $0.15 cash dividend payable on February 27, 2015, and we repurchased an additional 4 million common shares under a 10b5-1 repurchase plan for an aggregate purchase price of $181 million. Approximately $146 million of the authorized repurchase capacity that expires on June 30, 2015, remained at January 23, 2015.

Discontinued Operation

There was a $1 million loss from discontinued operation, net of taxes, consistent with the prior quarter and compared to $7 million of income in the year-ago quarter. The discontinued operation reflects our Student Lending business that was sold in the second quarter of 2014.

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Segment Highlights

Transportation & International Finance

Pre-tax earnings for the quarter were $185 million, up from $117 million in the year-ago quarter and $162 million in the prior quarter. The increase from the year-ago quarter primarily reflected asset growth and higher gains on asset sales. The increase from the prior quarter largely reflected higher gains on asset sales and increased rental revenue.

Financing and leasing assets at December 31, 2014 were $19.0 billion, flat sequentially and up 16% from $16.4 billion at December 31, 2013. The increase from the prior year reflected growth in all transportation divisions, while the sequential trend was impacted by sales of aircraft to the TC-CIT Aviation joint venture, and the sale of the U.K. corporate lending portfolio. Annual asset growth reflected increases of $1.5 billion in Aerospace, $1.2 billion in Rail, which included the Nacco acquisition in the first quarter of 2014, and $0.6 billion in Maritime, partially offset by a reduction in International Finance. The Maritime Finance portfolio now exceeds $1.0 billion in assets. Assets Held for Sale totaled $0.8 billion, and included the $0.4 billion U.K. equipment finance portfolio transferred at year end as well as the remaining $0.2 billion of additional aircraft to seed the joint venture. New business volume was $1.2 billion and consisted of $0.6 billion of operating lease equipment, including the delivery of eight new aircraft and approximately 500 new railcars, and the funding of $0.6 billion of finance receivables.

Net finance revenue was $233 million, up $41 million from the year-ago quarter and up $7 million sequentially primarily due to growth in earning assets. Net finance margin was 4.88% compared to 4.83% in the year-ago quarter and 4.82% in the prior quarter. The increases from prior periods were driven by higher rental yields in Rail. Gross yields in Aerospace decreased to 11.5%, reflecting lower rental receipts and lease re-pricings, while gross yields in Rail increased to 15.3% reflecting re-pricing and elevated usage.

Other income was $34 million, up from $7 million in the year-ago quarter and from $19 million in the prior quarter largely reflecting gains on asset sales, including aircraft sales to the joint venture.

Non-accrual loans of $37 million (1.05% of finance receivables) decreased from $42 million (1.13%) at September 30, 2014, and increased from $35 million (1.01%) a year ago. Provision for credit losses was $9 million, down from $15 million in the year-ago quarter and flat sequentially.

Operating expenses were $73 million, up from $68 million a year ago and down slightly from $74 million sequentially. The increase from the year-ago quarter reflects the European rail acquisition and investment in growth initiatives.

Utilization remained strong with 99% of both commercial aircraft and rail equipment on lease or under a commitment at quarter-end. All new aircraft scheduled for delivery in 2015 and approximately 83% of total railcars on order, have lease commitments.

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North American Commercial Finance

Pre-tax earnings for the quarter were $122 million, down from $135 million in the year-ago quarter and up from $62 million in the prior quarter. The decrease from the year-ago quarter was largely attributable to higher operating expenses, while the sequential increase reflected higher gains on sales and lower credit costs.

Financing and leasing assets ended the year at $16.2 billion, down slightly from September 30, 2014, and up 8% from $15.0 billion at December 31, 2013. The increase from the prior year reflected solid new business volumes and the acquisition of Direct Capital in the third quarter while the sequential trend was impacted by prepayment activity and loan sales. Funded loan and lease volume of $1.6 billion was down from $1.8 billion in the year-ago quarter, and unchanged from the prior quarter.

Net finance revenue of $145 million increased from the year-ago quarter reflecting higher average earning assets, and decreased slightly from the prior quarter. Net finance margin was 3.94% compared to 4.14% in the year-ago quarter and 3.91% in the prior quarter. The decline in net finance margin from the year-ago quarter primarily reflects lower portfolio yields. Other income of $115 million, which included $50 million of gains on asset sales, was up from $107 million in the year-ago quarter and $71 million in the prior quarter. Operating expenses were $132 million and included a full quarter of Direct Capital expenses. This amount is up from $113 million in the year-ago quarter, which included a benefit from a workout-related claim, and from $126 million in the prior quarter.

Credit metrics remained at or near cycle lows. Non-accrual loans of $101 million (0.63% of finance receivables) were improved from $134 million (0.83%) at September 30, 2014, and from $147 million (1.00%) a year ago. The current quarter provision for credit losses reflected a reversal in specific reserves of which $12 million related to the resolution of one problem loan. Net charge-offs were $15 million (0.38% of average finance receivables), compared to $2 million of net recoveries in the year-ago quarter and net charge-offs of $16 million (0.40%) in the prior quarter.

Non-Strategic Portfolios

Pre-tax losses for the quarter were $28 million, compared to $16 million in the year-ago quarter and $56 million in the prior quarter, which included significantly higher impairment charges on held-for-sale portfolios. The decrease from the year-ago quarter reflects the decline in asset levels and lower non spread revenue primarily due to impairment charges in the current quarter.

Financing and leasing assets declined to $0.4 billion at December 31, 2014, down from $0.6 billion at September 30, 2014 and from $1.3 billion a year-ago, which reflects sales of international portfolios and the Small Business Lending portfolio, as well as portfolio runoff.

We continued to make progress exiting our non-strategic international platforms. During the fourth quarter we sold essentially all the smaller portfolios in Europe ($100 million) and signed separate

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definitive agreements to sell equipment leasing platforms in Mexico (approximately $230 million in assets at December 31, 2014), which is estimated to close in early 2015, and Brazil (approximately $150 million in assets at December 31, 2014), which is estimated to close in the second half of 2015.

Corporate and Other

Certain items are not allocated to operating segments and are included in Corporate and Other, including interest expense, primarily related to corporate liquidity costs, mark-to-market on certain derivatives, restructuring charges, certain legal costs and other operating expenses, including a tax agreement settlement charge of $45 million in the year-ago quarter. Operating expenses included restructuring charges of $7 million in the current quarter, compared to approximately $18 million in the year-ago quarter and $9 million in the prior quarter.

CIT Bank

Total assets were $21.1 billion at December 31, 2014, up from $20.3 billion at September 30, 2014, reflecting new business volumes, and $16.1 billion at December 31, 2013, also reflecting the Direct Capital acquisition in the third quarter. CIT Bank funded $1.9 billion of new business volume in the current quarter and $7.8 billion for the year. Loans totaled $15.0 billion, up from $14.7 billion at September 30, 2014 and $12.0 billion at December 31, 2013. Operating lease equipment was $2.0 billion, primarily railcars and some aircraft, unchanged from the prior quarter and up from $1.2 billion at December 31, 2013. Cash totaled $3.7 billion at December 31, 2014, up from $3.2 billion at September 30, 2014, and from $2.5 billion at December 31, 2013. Preliminary Tier 1 and Total Capital ratios were 13.0% and 14.2%, respectively, at December 31, 2014 compared to 13.0% and 14.3% at September 30, 2014 and 16.8% and 18.1% at December 31, 2013, reflecting increases in risk weighted assets and a decline in regulatory capital resulting from goodwill and other intangibles recorded from the acquisition of Direct Capital.

Deposits at quarter-end were $15.9 billion, up from $14.4 billion at September 30, 2014 and $12.5 billion at December 31, 2013. The weighted average rate on outstanding deposits was 1.63% at December 31, 2014.

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Conference Call and Webcast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, January 27, 2015, at 8:00 a.m. (EST). Interested parties may access the conference call live by dialing 888-317-6003 for U.S., 866-284-3684 for Canadian callers or 412-317-6061 for international callers and reference access code “5972520” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EST) on February 11, 2015, by dialing 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers with the access code “10058059”, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue, adjusted net finance revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs is a non-GAAP measurement used by management to compare period over period expenses. Total assets from continuing operations is a non-GAAP measurement used by management to analyze asset change on a more consistent basis. Tangible book value and tangible book value per share are non-GAAP metrics used to analyze banks.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Barbara Callahan
Senior Vice President of Corporate Communications	Senior Vice President
(973) 740-5390 Curt.Ritter@cit.com Matt Klein Vice President, Media Relations (973) 597-2020 Matt.Klein@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

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CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013

Interest income
Interest and fees on loans	$296.3	$299.9	$298.6	$1,191.0	$1,226.3
Other Interest and dividends	9.9	8.4	8.6	35.5	28.9
Total interest income	306.2	308.3	307.2	1,226.5	1,255.2
Interest expense
Interest on long-term borrowings	(213.1)	(216.0)	(219.1)	(855.2)	(881.1)
Interest on deposits	(63.8)	(59.2)	(48.4)	(231.0)	(179.8)
Total interest expense	(276.9)	(275.2)	(267.5)	(1,086.2)	(1,060.9)
Net interest revenue	29.3	33.1	39.7	140.3	194.3
Provision for credit losses	(15.0)	(38.2)	(14.4)	(100.1)	(64.9)
Net interest revenue, after credit provision	14.3	(5.1)	25.3	40.2	129.4
Non-interest income
Rental income on operating leases	546.5	535.0	463.8	2,093.0	1,897.4
Other income	116.4	24.2	127.6	305.4	381.3
Total non-interest income	662.9	559.2	591.4	2,398.4	2,278.7
Other expenses
Depreciation on operating lease equipment	(153.2)	(156.4)	(139.5)	(615.7)	(540.6)
Maintenance and other operating lease expenses	(49.7)	(46.5)	(39.0)	(196.8)	(163.1)
Operating expenses	(248.8)	(234.5)	(284.4)	(941.8)	(970.2)
Loss on debt extinguishment	(3.1)	-	-	(3.5)	-
Total other expenses	(454.8)	(437.4)	(462.9)	(1,757.8)	(1,673.9)
Income from continuing operations before benefit (provision) for income taxes	222.4	116.7	153.8	680.8	734.2
Benefit (provision) for income taxes	28.3	401.2	(28.6)	397.9	(83.9)
Income from continuing operations, before attribution of noncontrolling interests	250.7	517.9	125.2	1,078.7	650.3
Net (income) loss attributable to noncontrolling interests, after tax	1.3	(2.5)	(2.2)	(1.2)	(5.9)
Income from continuing operations	252.0	515.4	123.0	1,077.5	644.4
Discontinued operation
Income (loss) from discontinued operation, net of taxes	(1.0)	(0.5)	6.9	(230.3)	31.3
Gain on sale of discontinued operation	-	-	-	282.8	-
Income (loss) from discontinued operation, net of taxes	(1.0)	(0.5)	6.9	52.5	31.3
Net income	$251.0	$514.9	$129.9	$1,130.0	$675.7

Basic income per common share
Income from continuing operations	$1.38	$2.78	$0.62	$5.71	$3.21
Income from discontinued operation, net of taxes	(0.01)	-	0.03	0.28	0.16
Basic income per common share	$1.37	$2.78	$0.65	$5.99	$3.37
Average number of common shares - basic (thousands)	182,623	185,190	198,774	188,491	200,503

Diluted income per common share
Income from continuing operations	$1.37	$2.76	$0.61	$5.69	$3.19
Income from discontinued operation, net of taxes	-	-	0.04	$0.27	0.16
Diluted income per common share	$1.37	$2.76	$0.65	$5.96	$3.35
Average number of common shares - diluted (thousands)	183,605	186,289	200,394	189,463	201,695

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CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2014*	2014	2013

Assets
Total cash and deposits	$7,119.7	$6,214.2	$6,044.7
Securities purchased under agreements to resell	650.0	650.0	-
Investment securities	1,550.3	792.4	2,630.7
Assets held for sale	1,218.1	1,102.7	1,003.4

Loans	19,495.0	19,785.8	18,629.2
Allowance for loan losses	(346.4)	(357.7)	(356.1)
Loans, net of allowance for loan losses	19,148.6	19,428.1	18,273.1

Operating lease equipment, net	14,930.4	15,183.8	13,035.4
Goodwill	571.3	557.3	334.6
Unsecured counterparty receivable	559.2	580.1	301.6
Other assets	2,132.4	1,972.4	1,694.1
Assets of discontinued operation	-	-	3,821.4
Total assets	$47,880.0	$46,481.0	$47,139.0

Liabilities
Deposits	$15,849.8	$14,483.2	$12,526.5
Credit balances of factoring clients	1,622.1	1,433.2	1,336.1
Other liabilities	2,888.8	2,637.2	2,664.3
Long-term borrowings
Unsecured borrowings	11,973.7	12,232.3	12,531.6
Secured borrowings	6,482.1	6,691.1	5,952.9
Total long-term borrowings	18,455.8	18,923.4	18,484.5
Liabilities of discontinued operation	-	-	3,277.6
Total liabilities	38,816.5	37,477.0	38,289.0
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,603.6	8,593.6	8,555.4
Retained earnings	1,615.7	1,392.5	581.0
Accumulated other comprehensive loss	(133.9)	(82.1)	(73.6)
Treasury stock, at cost	(1,018.5)	(900.8)	(226.0)
Total common stockholders' equity	9,068.9	9,005.2	8,838.8
Noncontrolling interests	(5.4)	(1.2)	11.2
Total equity	9,063.5	9,004.0	8,850.0
Total liabilities and equity	$47,880.0	$46,481.0	$47,139.0

Book Value Per Common Share
Book value per common share	$50.13	$49.10	$44.78
Tangible book value per common share	$46.83	$45.87	$42.98
Outstanding common shares (in thousands)	180,921	183,423	197,404

* Preliminary

12

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	December 31, 2014		September 30, 2014		December 31, 2013
	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Assets
Interest bearing deposits	$5,848.3	0.29%	$5,517.4	0.32%	$5,554.6	0.35%
Securities purchased under agreements to resell	675.0	0.53%	275.0	0.58%	-	-
Investments	991.4	1.94%	860.9	1.67%	2,338.8	0.65%
Loans (including held for sale)
U.S.	17,829.9	5.76%	17,002.0	5.85%	15,323.4	6.02%
Non-U.S.	2,687.2	9.18%	3,186.7	8.87%	3,982.0	8.86%
Total Loans	20,517.1	6.24%	20,188.7	6.36%	19,305.4	6.65%
Total interest earning assets / interest income	28,031.8	4.62%	26,842.0	4.83%	27,198.8	4.75%
Operating lease equipment, net (including held for sale)
U.S.	8,018.0	9.21%	7,959.1	8.86%	6,885.6	9.34%
Non-U.S.	7,414.2	8.58%	7,219.3	8.64%	6,033.3	8.26%
Total operating lease equipment, net	15,432.2	8.91%	15,178.4	8.75%	12,918.9	8.83%
Total earning assets	43,464.0	6.20%	42,020.4	6.29%	40,117.7	6.11%
Non-interest earning assets
Cash and due from banks	858.2		968.1		730.4
Allowance for loan losses	(345.5)		(345.3)		(355.2)
All other non-interest bearing assets	3,176.0		2,768.3		2,257.0
Assets of discontinued operation	-		0.2		3,876.2
Total Average Assets	$47,152.7		$45,411.7		$46,626.1
Liabilities
Borrowings
Deposits	$15,115.0	1.69%	$14,223.6	1.66%	$12,148.5	1.59%
Long-term borrowings	18,707.5	4.56%	18,430.3	4.69%	18,235.9	4.81%
Total interest-bearing liabilities	33,822.5	3.27%	32,653.9	3.37%	30,384.4	3.52%
Credit balances of factoring clients	1,528.2		1,327.1		1,346.5
Other non-interest bearing liabilities	2,733.4		2,674.4		2,695.6
Liabilities of discontinued operation	-		0.2		3,333.4
Noncontrolling interests	(2.6)		9.9		10.6
Stockholders' equity	9,071.2		8,746.2		8,855.6
Total Average Liabilities and Stockholders' Equity	$47,152.7		$45,411.7		$46,626.1

	Years Ended
	December 31, 2014		December 31, 2013
	Average Balance	Rate	Average Balance	Rate
Assets
Interest bearing deposits	$5,343.0	0.33%	$5,531.6	0.30%
Securities purchased under agreements to resell	242.3	0.54%	-	-
Investments	1,667.8	0.99%	1,886.0	0.65%
Loans (including held for sale)
U.S.	16,759.1	5.88%	14,618.0	6.40%
Non-U.S.	3,269.0	8.75%	4,123.6	9.00%
Total Loans	20,028.1	6.38%	18,741.6	7.01%
Total interest earning assets / interest income	27,281.2	4.73%	26,159.2	5.04%
Operating lease equipment, net (including held for sale)
U.S.	7,755.0	8.89%	6,559.0	9.35%
Non-U.S.	7,022.3	8.41%	6,197.1	9.37%
Total operating lease equipment, net	14,777.3	8.67%	12,756.1	9.36%
Total earning assets	42,058.5	6.16%	38,915.3	6.50%
Non-interest earning assets
Cash and due from banks	945.0		522.1
Allowance for loan losses	(349.6)		(367.8)
All other non-interest bearing assets	2,720.5		2,215.3
Assets of discontinued operation	1,167.2		4,016.3
Total Average Assets	$46,541.6		$45,301.2
Liabilities
Borrowings
Deposits	$13,955.8	1.66%	$11,212.1	1.60%
Long-term borrowings	18,582.0	4.60%	18,044.5	4.88%
Total interest-bearing liabilities	32,537.8	3.34%	29,256.6	3.63%
Credit balances of factoring clients	1,368.5		1,258.6
Other non-interest bearing liabilities	2,791.7		2,638.2
Liabilities of discontinued operation	997.2		3,474.2
Noncontrolling interests	7.0		9.2
Stockholders' equity	8,839.4		8,664.4
Total Average Liabilities and Stockholders' Equity	$46,541.6		$45,301.2

13

CIT GROUP INC. AND SUBSIDIARIES
Select Accounts
(dollars in millions)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
OTHER INCOME
Factoring commissions	$32.2	$31.1	$31.0	$120.2	$122.3
Gains on sales of leasing equipment	52.0	22.0	43.7	98.4	130.5
Fee revenues	26.1	23.6	28.4	93.1	101.5
Gain on investments	24.6	5.3	3.6	39.0	8.2
Gains on loan and portfolio sales	16.5	9.8	24.3	34.3	48.8
Recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale	6.0	3.6	5.1	19.8	21.9
Counterparty receivable accretion	-	-	2.9	10.7	8.6
Gains (losses) on derivatives and foreign currency exchange	(16.2)	(22.8)	(1.7)	(37.8)	1.0
Impairment on assets held for sale	(31.2)	(54.1)	(34.7)	(100.7)	(124.0)
Other revenues	6.4	5.7	25.0	28.4	62.5
Total other income	$116.4	$24.2	$127.6	$305.4	$381.3

OPERATING EXPENSES
Compensation and benefits	$(138.9)	$(130.3)	$(129.8)	$(533.8)	$(535.4)
Technology	(22.1)	(21.2)	(21.1)	(85.2)	(83.3)
Professional fees	(23.7)	(22.0)	(19.1)	(80.6)	(69.1)
Net occupancy expense	(8.5)	(9.1)	(8.3)	(35.0)	(35.3)
Advertising and marketing	(10.0)	(7.5)	(7.5)	(33.7)	(25.2)
Provision for severance and facilities exiting activities	(6.7)	(9.2)	(18.5)	(31.4)	(36.9)
Other expenses	(38.9)	(35.2)	(80.1)	(142.1)	(185.0)
Total operating expenses	$(248.8)	$(234.5)	$(284.4)	$(941.8)	$(970.2)

	December 31,	September 30,	December 31,
	2014*	2014	2013

INVESTMENT SECURITIES
Short-term investments	$1,104.2	$329.3	$1,461.0
Other debt and equity investments	446.1	463.1	1,169.7
Total investment securities	$1,550.3	$792.4	$2,630.7

OTHER ASSETS
Deposits on commercial aerospace equipment	$736.3	$693.0	$831.3
Deferred federal and state tax assets	422.5	352.6	40.0
Fair value of derivative financial instruments	168.0	120.8	50.3
Deferred costs, including debt related costs	148.1	153.4	158.5
Furniture and fixtures	126.4	127.8	85.3
Tax receivables, other than income taxes	102.0	114.3	132.2
Executive retirement plan and deferred compensation	96.7	97.9	101.3
Other	332.4	312.6	295.2
Total other assets	$2,132.4	$1,972.4	$1,694.1

OTHER LIABILITIES
Equipment maintenance reserves	$960.4	$941.2	$904.2
Accrued expenses and accounts payable	478.3	437.4	478.1
Security and other deposits	368.0	299.5	227.4
Current taxes payable and deferred taxes	319.1	264.4	179.8
Accrued interest payable	243.7	179.5	247.1
Valuation adjustment relating to aerospace commitments	121.2	117.9	137.5
Other liabilities	398.1	397.3	490.2
Total other liabilities	$2,888.8	$2,637.2	$2,664.3
* Preliminary

14

CIT GROUP INC. AND SUBSIDIARIES
Financing and Leasing Assets
(dollars in millions)

	December 31,	September 30,	December 31,
	2014	2014	2013
Transportation & International Finance
Aerospace
Loans	$1,796.5	$1,664.4	$1,247.7
Operating lease equipment, net	8,949.5	9,216.6	8,267.9
Assets held for sale	391.6	109.9	148.8
Financing and leasing assets	11,137.6	10,990.9	9,664.4
Rail
Loans	130.0	120.1	107.2
Operating lease equipment, net	5,715.2	5,708.7	4,503.9
Assets held for sale	1.2	0.4	3.3
Financing and leasing assets	5,846.4	5,829.2	4,614.4
Maritime Finance
Loans	1,006.7	839.5	412.6
Assets held for sale	19.7	-	-
Financing and leasing assets	1,026.4	839.5	412.6
International Finance
Loans	625.7	1,063.7	1,726.9
Operating lease equipment, net	0.5	5.9	6.7
Assets held for sale	402.7	354.4	6.4
Financing and leasing assets	1,028.9	1,424.0	1,740.0
Total Segment
Loans	3,558.9	3,687.7	3,494.4
Operating lease equipment, net	14,665.2	14,931.2	12,778.5
Assets held for sale	815.2	464.7	158.5
Financing and leasing assets	19,039.3	19,083.6	16,431.4

North American Commercial Finance
Real Estate Finance
Loans	1,768.6	1,751.7	1,554.8
Corporate Finance
Loans	6,889.9	7,152.5	6,831.8
Operating lease equipment, net	-	8.5	6.2
Assets held for sale	22.8	85.3	38.2
Financing and leasing assets	6,912.7	7,246.3	6,876.2
Equipment Finance
Loans	4,717.3	4,710.7	4,044.1
Operating lease equipment, net	265.2	244.1	234.3
Financing and leasing assets	4,982.5	4,954.8	4,278.4
Commercial Services
Loans - factoring receivables	2,560.2	2,483.1	2,262.4
Total Segment
Loans	15,936.0	16,098.0	14,693.1
Operating lease equipment, net	265.2	252.6	240.5
Assets held for sale	22.8	85.3	38.2
Financing and leasing assets	16,224.0	16,435.9	14,971.8
Non-Strategic Portfolios
Loans	0.1	0.1	441.7
Operating lease equipment, net	-	-	16.4
Assets held for sale	380.1	552.7	806.7
Financing and leasing assets	380.2	552.8	1,264.8
Total financing and leasing assets	$35,643.5	$36,072.3	$32,668.0

15

CIT GROUP INC. AND SUBSIDIARIES
Credit Metrics
(dollars in millions)

	Quarters Ended
	December 31, 2014		September 30, 2014		December 31, 2013
Gross Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$10.1	1.10%	$4.5	0.52%	$13.0	1.55%
North American Commercial Finance(2)	18.7	0.47%	20.7	0.52%	10.4	0.28%
Non-Strategic Portfolios(3)	-	-	-	-	6.2	4.05%
Total CIT	$28.8	0.59%	$25.2	0.52%	$29.6	0.64%

	Years Ended
	December 31, 2014		December 31, 2013
Transportation & International Finance(1)	$44.8	1.25%	$26.0	0.84%
North American Commercial Finance(2)	75.2	0.49%	58.3	0.42%
Non-Strategic Portfolios(3)	7.5	4.91%	54.3	4.82%
Total CIT	$127.5	0.67%	$138.6	0.76%

	Quarters Ended
	December 31, 2014		September 30, 2014		December 31, 2013
Net Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$7.7	0.84%	$3.9	0.44%	$11.7	1.40%
North American Commercial Finance(2)	15.4	0.38%	16.0	0.40%	(2.3)	-0.06%
Non-Strategic Portfolios(3)	-	-	(0.7)	NM	5.6	3.60%
Total CIT	$23.1	0.47%	$19.2	0.39%	$15.0	0.32%

	Years Ended
	December 31, 2014		December 31, 2013
Transportation & International Finance(1)	$37.7	1.06%	$16.9	0.55%
North American Commercial Finance(2)	56.2	0.36%	18.5	0.13%
Non-Strategic Portfolios(3)	5.2	3.47%	45.3	4.01%
Total CIT	$99.1	0.52%	$80.7	0.44%

Non-accruing Loans to Finance Receivables(4)	December 31, 2014		September 30, 2014		December 31, 2013
Transportation & International Finance	$37.2	1.05%	$41.8	1.13%	$35.3	1.01%
North American Commercial Finance	100.9	0.63%	134.1	0.83%	147.4	1.00%
Non-Strategic Portfolios	22.4	(4)	25.2	(4)	58.0	13.14%
Total CIT	$160.5	0.82%	$201.1	1.02%	$240.7	1.29%

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses
	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Specific allowance - impaired loans	$(13.1)	$3.3	$(3.5)	$(18.0)	$(14.8)
Non-specific allowance	5.0	15.7	2.9	19.0	(1.0)
Net charge-offs	23.1	19.2	15.0	99.1	80.7
Totals	$15.0	$38.2	$14.4	$100.1	$64.9

	Allowance for Loan Losses
	December 31,	September 30,	December 31,
	2014	2014	2013
Specific allowance - impaired loans	$12.4	$25.5	$30.4
Non-specific allowance	334.0	332.2	325.7
Totals	$346.4	$357.7	$356.1

Allowance for loan losses as a percentage of total loans	1.78%	1.81%	1.91%

NM - Not meaningful
1) Charge-offs for the quarter and year ended December 31, 2014, included approximately $6 million and $18 million, respectively, related to the transfer of receivables to assets held for sale (none for the quarter ended September 30, 2014). The year ended December 31, 2013 included $1 million related to the transfer of receivables to assets held for sale.
2) Charge-offs for the quarters ended December 31 and September 30, 2014, included approximately $1 million and $11 million, respectively, ($18 million year to date) related to the transfer of receivables to assets held for sale. The prior-year quarter and year ended December 31, 2013 included $1 million and $5 million, respectively, related to the transfer of receivables to assets held for sale.
3) Charge-offs for the year ended December 31, 2014, included $7 million related to the transfer of receivables to assets held for sale (none for the quarters ended December 31 and September 30, 2014). The prior-year quarter and year ended December 31, 2013 included $4 million and $32 million, respectively, related to the transfer of receivables to assets held for sale.
4) Non-accrual loans include loans held for sale. The December 31 and September 30, 2014 Non-Strategic Portfolios amount reflected non-accrual loans held for sale; since portfolio loans were insignificant, no % is displayed.

16

CIT GROUP INC. AND SUBSIDIARIES
Segment Results
(dollars in millions)
	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Transportation & International Finance
Total interest income	$71.7	$68.8	$69.6	$289.4	$254.9
Total interest expense	(169.3)	(165.3)	(151.1)	(650.4)	(585.5)
Provision for credit losses	(8.5)	(9.1)	(14.6)	(38.3)	(18.7)
Rental income on operating leases	513.8	501.4	425.7	1,959.9	1,682.4
Other income	33.5	18.8	7.1	69.9	82.2
Depreciation on operating lease equipment	(133.5)	(132.8)	(113.0)	(519.6)	(433.3)
Maintenance and other operating lease expenses	(49.7)	(46.5)	(39.0)	(196.8)	(163.0)
Operating expenses	(73.1)	(73.8)	(67.9)	(301.9)	(255.3)
Income before benefit (provision) for income taxes	$184.9	$161.5	$116.8	$612.2	$563.7
Funded new business volume	$1,228.9	$1,326.8	$1,265.7	$5,015.0	$3,578.0
Average Earning Assets	$19,096.6	$18,724.2	$15,928.8	$18,243.0	$15,434.6
Average Finance Receivables	$3,688.8	$3,432.7	$3,354.3	$3,571.2	$3,078.9
North American Commercial Finance
Total interest income	$214.4	$215.8	$199.7	$832.4	$828.6
Total interest expense	(74.2)	(74.2)	(67.2)	(285.4)	(284.3)
Provision for credit losses	(6.5)	(29.7)	2.5	(62.0)	(35.5)
Rental income on operating leases	24.8	24.7	27.2	97.4	104.0
Other income	115.4	71.1	106.5	318.0	306.5
Depreciation on operating lease equipment	(19.7)	(20.1)	(20.4)	(81.7)	(75.1)
Operating expenses	(132.1)	(125.9)	(113.3)	(499.7)	(479.5)
Income before benefit (provision) for income taxes	$122.1	$61.7	$135.0	$319.0	$364.7
Funded new business volume	$1,620.6	$1,608.0	$1,778.7	$6,201.6	$6,244.9
Average Earning Assets	$14,753.6	$14,953.4	$13,456.5	$14,319.5	$12,916.2
Average Finance Receivables	$16,013.1	$16,009.3	$14,593.3	$15,397.7	$14,040.4
Non-Strategic Portfolios
Total interest income	$16.1	$20.4	$33.5	$90.5	$157.2
Total interest expense	(15.6)	(18.6)	(30.7)	(82.1)	(130.2)
Provision for credit losses	-	0.7	(2.2)	0.4	(10.8)
Rental income on operating leases	7.9	8.9	10.9	35.7	111.0
Other income	(18.8)	(47.1)	12.4	(57.6)	(14.6)
Depreciation on operating lease equipment	-	(3.5)	(6.1)	(14.4)	(32.2)
Maintenance and other operating lease expenses	-	-	-	-	(0.1)
Operating expenses	(18.0)	(16.9)	(34.2)	(74.6)	(143.1)
Loss before benefit (provision) for income taxes	$(28.4)	$(56.1)	$(16.4)	$(102.1)	$(62.8)
Funded new business volume	$35.9	$64.7	$98.1	$216.5	$713.0
Average Earning Assets	$496.0	$617.7	$1,367.7	$832.2	$1,771.7
Average Finance Receivables	$0.1	$0.1	$614.9	$151.2	$1,128.6
Corporate and Other
Total interest income	$4.0	$3.3	$4.4	$14.2	$14.5
Total interest expense	(17.8)	(17.1)	(18.5)	(68.3)	(60.9)
Provision for credit losses	-	(0.1)	(0.1)	(0.2)	0.1
Other income	(13.7)	(18.6)	1.6	(24.9)	7.2
Operating expenses / loss on debt extinguishment	(28.7)	(17.9)	(69.0)	(69.1)	(92.3)
Loss before benefit (provision) for income taxes	$(56.2)	$(50.4)	$(81.6)	$(148.3)	$(131.4)
Total CIT
Total interest income	$306.2	$308.3	$307.2	$1,226.5	$1,255.2
Total interest expense	(276.9)	(275.2)	(267.5)	(1,086.2)	(1,060.9)
Provision for credit losses	(15.0)	(38.2)	(14.4)	(100.1)	(64.9)
Rental income on operating leases	546.5	535.0	463.8	2,093.0	1,897.4
Other income	116.4	24.2	127.6	305.4	381.3
Depreciation on operating lease equipment	(153.2)	(156.4)	(139.5)	(615.7)	(540.6)
Maintenance and other operating lease expenses	(49.7)	(46.5)	(39.0)	(196.8)	(163.1)
Operating expenses / loss on debt extinguishment	(251.9)	(234.5)	(284.4)	(945.3)	(970.2)
Income from continuing operations before benefit (provision) for income taxes	$222.4	$116.7	$153.8	$680.8	$734.2
Funded new business volume	$2,885.4	$2,999.5	$3,142.5	$11,433.1	$10,535.9
Average Earning Assets	$34,346.2	$34,295.3	$30,753.0	$33,394.7	$30,122.5
Average Finance Receivables	$19,702.0	$19,442.1	$18,562.5	$19,120.1	$18,247.9

17

CIT GROUP INC. AND SUBSIDIARIES
Segment Margin
(dollars in millions)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Transportation & International Finance
Average Earning Assets (AEA)
Aerospace	$11,104.8	$10,728.8	$9,346.0	$10,467.4	$9,317.9
Rail	$5,839.8	$5,783.4	$4,515.5	$5,581.9	$4,332.4
Maritime Finance	$913.7	$702.9	$376.4	$670.0	$300.1
International Finance	$1,238.3	$1,509.1	$1,690.9	$1,523.7	$1,484.2
Gross yield
Aerospace	11.52%	11.81%	12.14%	12.00%	12.23%
Rail	15.33%	14.59%	14.67%	14.75%	14.69%
Maritime Finance	5.30%	5.00%	9.53%	5.18%	7.83%
International Finance	9.63%	9.00%	8.81%	8.92%	9.30%
Total
AEA	$19,096.6	$18,724.2	$15,928.8	$18,243.0	$15,434.6
Gross yield	12.26%	12.18%	12.44%	12.33%	12.55%
Net Finance Margin	4.88%	4.82%	4.83%	4.84%	4.89%
Adjusted Net Finance Margin	4.88%	4.82%	4.83%	4.80%	4.99%

North American Commercial Finance
Average Earning Assets (AEA)
Real Estate Finance	$1,772.0	$1,727.3	$1,391.9	$1,687.6	$1,119.0
Corporate Finance	$7,097.7	$7,298.8	$6,916.2	$7,138.2	$6,710.2
Equipment Finance	$4,948.9	$4,907.9	$4,212.4	$4,526.4	$4,083.3
Commercial Services	$935.0	$1,019.4	$936.0	$967.3	$1,003.7
Gross yield
Real Estate Finance	4.19%	4.30%	4.02%	4.15%	4.19%
Corporate Finance	5.18%	5.25%	5.34%	5.30%	5.80%
Equipment Finance	9.49%	9.06%	10.25%	9.53%	10.82%
Commercial Services	4.89%	5.92%	5.39%	5.18%	5.47%
Total
AEA	$14,753.6	$14,953.4	$13,456.5	$14,319.5	$12,916.2
Gross yield	6.49%	6.43%	6.74%	6.49%	7.22%
Net Finance Margin	3.94%	3.91%	4.14%	3.93%	4.44%
Adjusted Net Finance Margin	3.94%	3.91%	4.14%	3.93%	4.50%

Gross Yield includes rental income and interest income as a % of AEA.
Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA. Adjusted Net Finance Margin is NFM increased by accelerated fresh start accounting net discount/(premium) on debt extinguishments and repurchases and debt related prepayment costs, reduced by accelerated original issue discount accretion.

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Total Net Revenues(1)	2014	2014	2013	2014	2013
Interest income	$306.2	$308.3	$307.2	$1,226.5	$1,255.2
Rental income on operating leases	546.5	535.0	463.8	2,093.0	1,897.4
Finance revenue	852.7	843.3	771.0	3,319.5	3,152.6
Interest expense	(276.9)	(275.2)	(267.5)	(1,086.2)	(1,060.9)
Depreciation on operating lease equipment	(153.2)	(156.4)	(139.5)	(615.7)	(540.6)
Maintenance and other operating lease expenses	(49.7)	(46.5)	(39.0)	(196.8)	(163.1)
Net finance revenue	372.9	365.2	325.0	1,420.8	1,388.0
Other income	116.4	24.2	127.6	305.4	381.3
Total net revenues	$489.3	$389.4	$452.6	$1,726.2	$1,769.3

Net Operating Lease Revenues(2)
Rental income on operating leases	$546.5	$535.0	$463.8	$2,093.0	$1,897.4
Depreciation on operating lease equipment	(153.2)	(156.4)	(139.5)	(615.7)	(540.6)
Maintenance and other operating lease expenses	(49.7)	(46.5)	(39.0)	(196.8)	(163.1)
Net operating lease revenue	$343.6	$332.1	$285.3	$1,280.5	$1,193.7

	Quarters Ended
Net Finance Revenue as a % of Average Earning Assets(3)	December 31, 2014		September 30, 2014		December 31, 2013
Net finance revenue	$372.9	4.34%	$365.2	4.26%	$325.0	4.23%
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	-	-	-	-	9.8	0.13%
Accelerated original issue discount on debt extinguishments related to the GSI facility	-	-	-	-	(5.2)	-0.07%
Adjusted net finance revenue	$372.9	4.34%	$365.2	4.26%	$329.6	4.29%

	Years Ended
Net Finance Revenue as a % of Average Earning Assets(3)	December 31, 2014		December 31, 2013
Net finance revenue	$1,420.8	4.25%	$1,388.0	4.61%
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	34.7	0.10%	34.6	0.12%
Accelerated original issue discount on debt extinguishments related to the GSI facility	(42.0)	-0.12%	(5.2)	-0.02%
Adjusted net finance revenue	$1,413.5	4.23%	$1,417.4	4.71%

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Operating Expenses	2014	2014	2013	2014	2013
Operating expenses	$(248.8)	$(234.5)	$(284.4)	$(941.8)	$(970.2)
Provision for severance and facilities exiting activities	6.7	9.2	18.5	31.4	36.9
Operating expenses excluding restructuring costs(4)	$(242.1)	$(225.3)	$(265.9)	$(910.4)	$(933.3)

	December 31,	September 30,	December 31,
Earning Assets(3)	2014	2014	2013
Loans	$19,495.0	$19,785.8	$18,629.2
Operating lease equipment, net	14,930.4	15,183.8	13,035.4
Assets held for sale	1,218.1	1,102.7	1,003.4
Credit balances of factoring clients	(1,622.1)	(1,433.2)	(1,336.1)
Total earning assets	$34,021.4	$34,639.1	$31,331.9

Continuing Operations Total Assets
Total Assets	$47,868.1	$46,481.0	$47,139.0
Assets of discontinued operation	-	-	(3,821.4)
Continuing operations total assets	$47,868.1	$46,481.0	$43,317.6

Tangible Book Value(5)
Total common stockholders' equity	$9,068.9	$9,005.2	$8,838.8
Less: Goodwill	(571.3)	(557.3)	(334.6)
Intangible assets	(25.7)	(33.5)	(20.3)
Tangible book value	$8,471.9	$8,414.4	$8,483.9

(1) Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.
(2) Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.
(3) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund.
(4) Operating expenses excluding restructuring costs is a non-GAAP measure used by management to compare period over period expenses.
(5) Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.